Exhibit 10.4

KRATON PERFORMANCE POLYMERS, INC.
RESTRICTED STOCK AWARD AGREEMENT

Upon acceptance by you through the online acceptance procedures set forth at www.benefitaccess.com, this Restricted Stock Award Agreement (this “Agreement”) is made effective as of the Grant Date (defined below) between Kraton Performance Polymers, Inc. (the “Company”) and you (the “Participant”).  This Agreement evidences a grant of restricted shares of the common stock, $0.01 par value, of the Company (“Common Stock”) under the Company’s 2009 Equity Incentive Plan (as amended, the “Plan”).  Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.

1. Investment. The Participant represents that the shares of Restricted Stock (as defined herein) are being acquired for investment and not with a view toward the distribution thereof.

2. Grant of Restricted Stock. Pursuant to, and subject to, the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant an award of the number of shares of restricted Common Stock set forth on the Participant’s online award acceptance page at www.benefitaccess.com, which is incorporated by reference herein (collectively, the “Restricted Stock”). The purchase price for the Restricted Stock has been paid by the Participant’s past services to the Company.

3. Grant Date. The grant date of the Restricted Stock (“Grant Date”) is the date set forth on the Participant’s online award acceptance page at www.benefitaccess.com, which is incorporated by reference herein.

4. Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Committee, shall govern.

5. Vesting Date. The Restricted Stock shall become vested as follows: 100% of the Restricted Stock shall vest on (i) the third anniversary of the Grant Date; provided that the Participant remains continuously employed by the Company through such date; or (ii) the date of the Participant’s employment is terminated due to Disability or death.  Notwithstanding the foregoing, if within the one-year period following a Change in Control the Participant’s employment is terminated by the Company or its affiliates without Cause, all Restricted Stock held by such Participant shall immediately vest, and all restrictions thereon shall immediately lapse, as of the effective date of such termination of the Participant’s employment subject to the Participant’s execution of an effective general release and waiver of all claims against the Company, its affiliates and their respective officers and directors related to the Participant’s employment, in a form acceptable to the Company at the Participant’s termination of employment.

For purposes of this Agreement, “Disability” has the meaning ascribed to it in the Company’s long-term disability plan and “Cause” means (i) a material breach by the Participant of any of the Participant’s obligations under any written agreement with the Company or any of its affiliates, (ii) a material violation by the Participant of any of the Company’s policies, procedures, rules and regulations applicable to employees generally or to employees at your grade level, in each case, as they may be amended from time to time in the Company’s sole discretion; (iii) the failure by the Participant to reasonably and substantially perform his or her duties to the Company or its affiliates (other than as a result of physical or mental illness or injury); (iv) the Participant’s willful misconduct or gross negligence that has caused or is reasonably expected to result in material injury to the business, reputation or prospects of the Company or any of its affiliates; (v) the Participant’s fraud or misappropriation of funds; or (vi) the commission by the Participant of a felony or other serious crime involving moral turpitude; provided that if the Participant is a party to an employment agreement with the Company or its affiliate (an “Employment Agreement”) at the time of his or her termination of employment and such Employment Agreement contains a different definition of “cause” (or any derivation thereof), the definition in such Employment Agreement will control for purposes of this Agreement.

If a Participant is terminated without Cause and, within the twelve (12) month period subsequent to such termination of employment, the Company determines in good faith that the Participant’s employment could have been terminated for Cause, subject to anything to the contrary that may be contained in the Participant’s Employment Agreement at the time of his or her termination of employment, the Participant’s employment will, at the election of the Company, be deemed to have been terminated for Cause, effective as of the date the events giving rise to Cause occurred.

6. Forfeiture; Restrictions. Subject to the provisions of the Plan and Section 5 of this Agreement, with respect to the shares of Restricted Stock that have not become vested on the date the Participant’s employment is terminated, the award of Restricted Stock shall expire and such unvested shares of Restricted Stock shall immediately be forfeited on such date.  Participant shall not sell, transfer, pledge, assign, alienate, hypothecate, or otherwise encumber or dispose of the Restricted Shares other than by will or the laws of descent and distribution.

7. Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.

8. Integration. This Agreement and the Plan contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and the Plan. This Agreement and the Plan supersede all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

9. Governing Law; Jurisdiction and Venue. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to the provisions governing conflict of laws, to the maximum extent practicable calls for performance and shall be performable at the offices of the Company in Houston, Harris County, Texas and venue for any dispute arising hereunder shall lie exclusively in the state and/or federal courts of Harris County, Texas and the Southern District of Texas, Houston Division, respectively.

10. Participant Acknowledgment. The Participant hereby acknowledges receipt of a copy of the Plan via online delivery at www.benefitaccess.com. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan, this Agreement and the Restricted Stock shall be final and conclusive.

11. Mandatory Withholding for Taxes.  The Participant acknowledges and agrees that the Company shall deduct from the shares of Common Stock deliverable a number of shares of Common Stock (valued at their Fair Market Value) on the applicable date that is equal to the amount of all federal, state and local taxes required to be withheld by the Company, as determined by the Committee.

12. Adjustments.  As provided in Section 10 of the Plan, certain adjustments may be made to the Restricted Stock upon the occurrence of events or circumstances described in Section 10 of the Plan.

13. Restrictions Imposed by Law.  The Company shall not be required to issue shares of Common Stock unless and until (i) such shares have been duly listed upon each stock exchange on which the Common Stock is then registered and (ii) the Company has complied with applicable federal and state securities laws.

14. Participant Employment.  Nothing contained in this Agreement, and no action of the Company or the Committee with respect hereto, shall confer or be construed to confer on the Participant any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any employing Subsidiary to terminate the Participant’s employment at any time, with or without cause; subject, however, to the provisions of any employment agreement between the Participant and the Company or any Subsidiary.